UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2016

Hyperdynamics Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32490	87-0400335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 353-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On January 29, 2016, the Company issued a press release announcing that its subsidiary, SCS Corporation Ltd., on Thursday, January 28, 2016 voluntarily dismissed its case in the United States District Court for the Southern District of Texas and filed an Original Petition, Request for Emergency Declaratory Relief and Verified Application for Temporary and Permanent Injunction in the District Court of Harris County,  against Tullow Guinea Ltd., a wholly owned subsidiary of Tullow Oil, PLC and Dana Petroleum (E&P) Limited, a wholly owned subsidiary of the Korean National Oil Company.

The press release and the action filed in the District Court of Harris County related to this announcement are filed as Exhibits 99.1, and 99.2 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company Announcing Voluntary Dismissal of US District Court Case and Filing in Texas State Court, dated January 29, 2016.

99.2

Original Petition, Request for Emergency Declaratory Relief and Verified Application for Temporary and Permanent Injunction in the District Court of Harris County, between SCS Corporation Ltd. as Plaintiff, and Tullow Guinea Ltd. and Dana Petroleum (E&P) Limited as Defendants, dated January 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION
(Registrant)

Date: January 29, 2016	By:	/s/ Ray Leonard
Ray Leonard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company Announcing Voluntary Dismissal of US District Court Case and Filing in Texas State Court, dated January 29, 2016.

99.2

Original Petition, Request for Emergency Declaratory Relief and Verified Application for Temporary and Permanent Injunction in the District Court of Harris County, between SCS Corporation Ltd. as Plaintiff, and Tullow Guinea Ltd. and Dana Petroleum (E&P) Limited as Defendants, dated January 28, 2016.